UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K/A
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Amendment No. 2
to
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):            January 9, 2013
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Joy Global Inc.

(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500
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Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in the Form 8-K filed by Joy Global Inc. (the “Company”) on September 21, 2012 and Amendment No. 1 filed by the Company on December 21, 2012, Michael S. Olsen, Executive Vice President and former Chief Financial Officer is retiring from the Company on February 1, 2013. In connection with Mr. Olsen’s pending retirement, on January 9, 2013 the Human Resources and Nominating Committee (the “Committee”) of the Company’s Board of Directors determined that upon Mr. Olsen’s retirement (i) restricted stock units previously granted shall become non-forfeitable and (ii) unvested stock options previously granted shall become vested in full.

The Committee’s decision affects 7,808 restricted stock units, representing restricted stock units granted between 2008 and 2010 and additional restricted stock units accrued in lieu of dividends since the date of the initial grants. The restricted stock units will continue to vest and be settled pursuant to the terms of the Restricted Stock Unit Award Agreement applicable to each grant of restricted stock units. The Committee’s decision affects 3,500 stock options granted in December 2010 with an exercise price of $80.50 and 5,333 stock options granted in December 2011 with an exercise price of $89.65. The stock options will be exercisable at any time prior to February 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: January 11, 2013	By:	/s/ James E. Agnew
James E. Agnew
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)